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                                                                     Exhibit 5

(LETTERHEAD OF BROWNSTEIN HYATT FARBER & STRICKLAND, P.C. APPEARS HERE)

                                    June 3, 1994



M.D.C. Holdings, Inc.
3600 South Yosemite Street
Suite 900
Denver, Colorado 80237

Ladies and Gentlemen:

     M.D.C. Holdings, Inc. (the "Company") has filed with the Securities and Exchange Commission a registration statement (the "Registration Statement") on
Form S-3 (No. 33-     ), which relates to the registration of 608,695 shares
of the $.01 par value common stock of the Company (the "Shares") owned by Messrs. Larry A. Mizel and David D. Mandarich.

     We have examined such corporate records of the Company and such other documents as we have deemed appropriate to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the Prospectus that is a part of the Registration Statement under the caption "Legal Matters."

                                    Very truly yours,

                                    Brownstein Hyatt Farber & Strickland, P.C.


                                    /s/ Brownstein Hyatt Farber &
                                           Strickland, P.C.

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